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EXHIBIT 21


                           COMMERCIAL BANCSHARES, INC.
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

                                                       State of                     Percentage of
                Subsidiary                           Incorporation                Securities Owned
                ----------                           -------------                ----------------
The Commercial Savings Bank  (1)                       Ohio                             100%

Advantage Finance, Inc.  (2)                           Ohio                             100%



(1)      The subsidiary's principal office is located in Upper Sandusky, Ohio.

(2)      The subsidiary's principal office is located in Marion, Ohio.

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